Exhibit 10(i)

                                 AMENDMENT NO. 1
                                     TO THE
                                CORNERSTONE BANK
                           DEFERRED COMPENSATION PLAN


        WHEREAS, Cornerstone Bank (the "Employer") has previously established the Cornerstone Bank Deferred Compensation Plan (the "Plan") for the benefit of certain select management and highly compensated employees and certain Directors; and

        WHEREAS, pursuant to Section 11 of the Plan, the Employer has reserved the right to amend the Plan from time to time; and

        WHEREAS, the Employer desires to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan is hereby amended, effective September 1, 1998, as follows:

        1. Section 4.D. shall be deleted in its entirety and the following shall be substituted therefor:

        "D.    Adjustment of Account Balances.

               (i) Participant Election. At the time that a Participant submits a Deferral Notice, he shall elect the percentage of Employer Contributions to be allocated to his Cash Account (to be adjusted pursuant to Paragraph (ii) of this Section 4.D.) and his Stock Account (to be adjusted pursuant to Paragraph (iii) of this Section 4.D.). In addition, at the time that cash dividends, if any, are to be credited with respect to a Participant's Stock Account, such Participant shall elect the percentage of such dividends to be allocated to his Cash Account and/or his Stock Account. Any election made pursuant to this Paragraph (i) shall be irrevocable with respect to the affected Employer Contributions and/or cash dividends.

               (ii) As of each  Adjustment  Date, the Plan  Administrator  shall credit the balance in the Participant's Cash Account with Additions which shall mirror the quarterly appreciation or depreciation experienced by the investment funds selected by the Participant in accordance with the provisions of this Section 4.D.(ii). A Participant shall designate on such form or forms as may be satisfactory to the Plan Administrator, the portion of his Cash Account to be treated as credited to each of the investment funds that may be offered by the Board in its discretion. Such desig nations shall specify, in ten percent (10%) increments, the percentages to be treated as credited to each investment fund offered. Such designations shall remain in effect until changed by an express designation by the Participant. Such designations may be changed by the Participant as of the first day of any prospective calendar quarter, provided that reasonable notice of the change is given to the Plan Administrator. The crediting or debiting of Additions shall occur so long as there is a balance in the

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



        Participant's Cash Account regardless of whether the Participant has terminated service with the Employer or has died. The Plan Administrator may prescribe any reasonable method or procedure for the accounting of Additions.

               (iii) As of each Adjustment Date, the amount credited to the Stock Account of each Participant shall be divided by the then Fair Market Value of the Common Shares. Upon completion of this calculation, each Stock Account shall be credited with the resulting number of whole Common Shares and any remaining amounts shall continue to be credited to the Stock Account until converted to whole Common Shares at a future Adjustment Date. The Stock Account of each Participant shall be credited with cash dividends on the Common Shares on and after the date credited to the Stock Account. Pursuant to Paragraph (i) hereof, a Participant shall elect the portion of such cash dividends to be allocated to his Cash Account and/or to his Stock Account. At the following Adjustment Date, the amount of cash dividends credited to each Stock Account pursuant to the Participant's election (and any other amounts then credited to such account) shall be divided by the then Fair Market Value of the Common Shares; and the Stock Account of each Participant shall be credited with the resulting number of whole Common Shares and any remaining amounts shall continue to be credited to the Stock Account until converted to whole Common Shares at a future Adjustment Date. The Plan Administrator may prescribe any reasonable method or procedure for the accounting of Additions."

        2. Section 5.B. shall be deleted in its entirety and the following shall be substituted therefor:

               "B. Method of Distribution. A Participant's Deferred Compensation Account shall be distributed to the Participant in either (i) a single lump sum payment; or (ii) equal annual installments over a period not to exceed ten (10) years. A Participant shall elect the form of distribution in the Deferral Notice. In the event that a distribution is made in annual installment payments, the Participant's Deferred Compensation Account shall continue, during such payment period, to be adjusted in accordance with the applicable provisions of Section 4.D. Cash Accounts shall be distributed in cash and Stock Accounts shall be distributed in Common Shares."

        IN WITNESS WHEREOF, the undersigned, as an authorized officer of the Employer, hereby executes this Amendment No. 1 to be effective as of the date first above written.


                                           CORNERSTONE BANK


                                           By: /s/ John Raisbeck
                                           ------------------------------------
                                           Title: President and CEO



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



                                CORNERSTONE BANK

                           DEFERRED COMPENSATION PLAN


Section 1. PURPOSE - The purpose of this Plan is to enhance the career remuneration of selected management and highly-compensated employees and certain Directors through the payment of deferred compensation benefits. These benefits are to be provided from the Plan on an unfunded basis and it is intended that the Plan be exempt from the funding, participation, vesting and fiduciary provisions of Title I of ERISA.


Section 2. CERTAIN DEFINITIONS - The following terms will have the meanings provided below.

        "Additions" means the credits or debits applied to Deferred Compensation Accounts as provided in Section 4.A. hereof.

        "Adjustment Date" means the last business day of each calendar quarter.

        "Annual Retainer" means, with respect to any calendar year or other period, the fixed retainer which, absent an election to defer hereunder, would be payable to a Director for services rendered to the Board or its committees during those pay periods beginning in the given calendar year or other period.

        "Beneficiary" means the person or persons designated in writing as such and filed with the Employer at any time by a Participant. Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary), but only the last designation on file with the Employer shall be effective.

        "Board" means the Board of Directors of the Employer.

        "Change in Control" means the occurrence of (a) a merger between the Employer and any other unaffiliated corporation wherein the Employer shall not be the surviving corporation; (b) a sale of all, or substantially all, of the assets of the Employer; (c) a sale of controlling interest in the Employer (51% or more of the voting common shares of the Employer) to parties other than the shareholders as of the Effective Date; or (d) a merger or consolidation of the Employer following which fewer than one-half of the members of the board of directors of the merged organization were members of the Board immediately preceding the merger or consolidation.

        "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

        "Common Shares" means the common shares of Western Ohio Financial Corporation.

        "Compensation" means, with respect to each Participant, (a) his base salary payable by the Employer; (b) his bonus or bonuses, based upon the Employer's financial performance; (c) any


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



MRP's which are to become vested during the relevant Plan Year; and (d) , in the case of a Director, his Annual Retainer and all Meeting Fees. For purposes of this Plan, a Participant's base salary shall be deemed paid at the times determined pursuant to the Employer's regular payroll practices; and bonuses, Annual Retainers and Meeting Fees will be allocated to the Plan Year in which they are earned.

        "Deferred Compensation Account" means the separate Deferred Compensation Account established for each Participant pursuant to Section 4 of the Plan.

        "Director" means any director of the Employer who receives compensation from the Employer for his services as a director.

        "Effective Date" means June 1, 1998.

        "Employee" means an individual employed as a common law employee of the Employer.

        "Employer" means Cornerstone Bank and any successor thereto.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

        "Fair Market Value" of the Common Shares means the price established for such Common Shares on the relevant date by the Plan Administrator in its discretion.

        "Meeting Fees" means, with respect to any calendar year or other period, the fees for attendance at meetings of the Board or its committees (exclusive of expenses) which, absent an election to defer hereunder, would be payable to a Participant during those pay periods beginning in the given calendar year or other period.

        "Participant" has the meaning specified in Section 3 of the Plan.

        "Plan" means the Cornerstone Bank Deferred Compensation Plan, as reflected in this document, as the same may be amended from time to time after the Effective Date.

        "Plan Administrator" means the Employer.

        "Plan Year" means the calendar year.


Section 3.  PARTICIPANTS

From time to time, in its sole discretion, the Board may designate one or more Employees or Directors as eligible for participation in the Plan. An Employee or Director so designated shall immediately become a "Participant" in the Plan. A Participant shall continue to participate in the Plan until his status as a Participant is terminated by either a complete distribution of his Deferred


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



Compensation Account pursuant to the terms of the Plan or by written directive of the Board.


Section 4.  DEFERRED COMPENSATION ACCOUNTS

        A. Establishment of Deferred Compensation Accounts. The Employer will establish a Deferred Compensation Account for each Participant. A Participant's Deferred Compensation Account shall have two subaccounts; a Cash Account to record amounts allocated under Section 4.D.(ii) and a Stock Account to record amounts allocated under Section 4.D.(iii). Such Deferred Compensation Account shall be a bookkeeping account only, maintained as part of the books and records of the Employer.

        B. Election of Participant. With respect to each Plan Year, a Participant may elect to have a percentage (up to 100%) or a flat dollar amount of his Compensation which is to be paid or awarded to him by the Employer for the Plan Year in question allocated to his Deferred Compensation Account and paid on a deferred basis pursuant to the terms of the Plan. Each election made pursuant to this Section 4.B. may specify a separate deferral percentage or dollar amount for each component of the Participant's Compensation (e.g. base salary, bonus, MRP, Annual Retainer or Meeting Fees). To exercise an election under this Section for any Plan Year, within 30 days prior to the commencement of the Plan Year, the Participant must advise the Employer of his election, in writing, on a form prescribed by the Employer (each, a "Deferral Notice"). Notwithstanding the preceding sentence, in the first year of the Plan, a Participant may complete a Deferral Notice at any time within thirty (30) days following the Effective Date. Such Deferral Notice shall apply only to Compensation payable to, or earned by, the Participant after the date on which the Deferral Notice is received by the Employer.

        C. Employer Contributions. Each time a Deferral Notice is submitted to the Employer in accordance with Section 4.B. above, during the next Plan Year, the Employer will allocate to the Participant's Deferred Compensation Account the percentage or dollar amount of Compensation, specified in the Deferral
Notice. Any amounts so allocated by the Employer are called "Employer Contributions."

        D.     Adjustment of Account Balances.

               (i) Participant Election. At the time that a Participant submits a Deferral Notice, he shall elect the percentage of Employer Contributions to be allocated to his Cash Account (to be adjusted pursuant to Paragraph (ii) of this Section 4.D.) and his Stock Account (to be adjusted pursuant to Paragraph (iii) of this Section 4.D.). Any election made pursuant to this Paragraph (i) shall be irrevocable with respect to the affected Employer Contributions.

               (ii) As of each Adjustment Date, the Plan Administrator shall credit the balance in the Participant's Cash Account with Additions which shall mirror the quarterly appreciation or depreciation experienced by the investment funds selected by the Participant in accordance with the provisions of this
Section 4.D.(ii). A Participant shall designate on such form or forms as may be satisfactory to the Plan Administrator, the portion of his Cash Account to be treated as credited to


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



each of the investment funds that may be offered by the Board in its discretion. Such designations shall specify, in ten percent (10%) increments, the percentages to be treated as credited to each investment fund offered. Such designations shall remain in effect until changed by an express designation by the Participant. Such designations may be changed by the Participant as of the first day of any prospective calendar quarter, provided that reasonable notice of the change is given to the Plan Administrator. The crediting or debiting of Additions shall occur so long as there is a balance in the Participant's Cash Account regardless of whether the Participant has terminated service with the Employer or has died. The Plan Administrator may prescribe any reasonable method or procedure for the accounting of Additions.

               (iii) As of each Adjustment Date, the amount credited to the Stock Account of each Participant shall be divided by the then Fair Market Value of the Common Shares. Upon completion of this calculation, each Stock Account shall be credited with the resulting number of whole Common Shares and any remaining amounts shall continue to be credited to the Stock Account until converted to whole Common Shares at a future Adjustment Date. The Stock Account of each Participant shall be credited with cash dividends on the Common Shares on and after the date credited to the Stock Account. At the following Adjustment Date, the amount of cash dividends credited to each Stock Account (and any other amounts then credited to such account) shall be divided by the then Fair Market Value of the Common Shares; and the Stock Account of each Participant shall be credited with the resulting number of whole Common Shares and any remaining amounts shall continue to be credited to the Stock Account until converted to whole Common Shares at a future Adjustment Date. The Plan Administrator may prescribe any reasonable method or procedure for the accounting of Additions.

        E. Stock Adjustments. The number of Common Shares in the Stock Account of each Participant shall be adjusted from time to time to reflect stock splits, stock dividends or other changes in the Common Shares resulting from a change in capital structure.

        F. Participant's Rights in Accounts. A Participant's only right with respect to his Deferred Compensation Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of Section 5 of the Plan.


Section 5.  DEFERRED BENEFITS

        A. Time of Payment. Distribution of a Participant's Deferred Compensation Account shall be made within thirty (30) days of the earlier of (i) the date specified by the Participant in the Deferral Notice delivered to the Plan Administrator at the time the deferral election is made; or (ii) the date of the Participant's termination of service as an Employee or Director due to retirement, death, disability (as determined by the Plan Administrator) or otherwise. Notwithstanding the previous provisions of this Section 5.A., (i) within one (1) year of the date on which distribution would otherwise commence to be made to a Participant, such Participant may, with the written approval of the Plan Administrator, elect to change the date such distribution will commence; and (ii) in the sole discretion of the Plan Administrator, the time for commencement of payments to be made to a Participant hereunder may be accelerated.


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



        B. Method of Distribution. A Participant's Deferred Compensation Account shall be distributed to the Participant in either (i) a single lump sum payment; or (ii) equal annual installments over a period not to exceed ten (10) years. A Participant shall elect the form of distribution in the Deferral Notice. In the event that a distribution is made in annual installment payments, the Participant's Deferred Compensation Account shall continue, during such payment period, to be adjusted in accordance with the applicable provisions of Section 4.D. Cash Accounts shall be distributed in cash. Stock Accounts shall be distributed either in Common Shares or in cash at the election of the Plan Administrator. In the event that a distribution of a Participant's Stock Account is made in cash, the Plan Administrator shall determine the amount of such distribution by using the Fair Market Value of the Common Shares as of either the date of distribution specified by the Participant in his Deferral Notice or the date on which the Participant's service as an Employee or Director terminated, whichever may be applicable.

        C. Hardship Distributions. Prior to the time a Participant's Deferred Compensation Account becomes payable, the Plan Administrator, in its sole discretion, may elect to distribute all or a portion of such account in the event such Participant requests a distribution due to severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Plan Administrator determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a member of the Participant's family, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship and shall be made in a single lump sum cash payment. With respect to a Participant's Stock Account, any hardship distribution shall be made in cash, based upon the Fair Market Value of the Common Shares as of the date of distribution.

        D. Payment Upon Change in Control. Notwithstanding any provisions contained elsewhere in this Plan, a Participant's Deferred Compensation Account shall be distributed to him, in a single lump sum payment, within five (5) business days following his termination of service with the Employer after the occurrence of a Change in Control. In addition, to the extent that a Participant's Deferred Compensation Account is distributed pursuant to the preceding sentence, the Employer shall make an additional payment to the Participant, within five (5) business days following his termination of service; in an amount sufficient to allow such Participant to pay all federal, state and local income and/or excise taxes applicable to the distribution of his Deferred Compensation Account. Such additional payment shall be determined by the Employer's independent auditors. In the event that, pursuant to Section 10, the Employer establishes a trust to pay benefits under the Plan, within ten (10) days following a Change in Control, the Employer must make contributions to that trust in an amount that will allow the trust to fully satisfy all benefit obligations under the Plan. Each Plan Year thereafter the Employer shall be required to make additional contributions to the trust in amounts that will allow the trust to continue to fully satisfy all benefit obligations under the Plan. If, upon a Change in Control, the Employer had not established a trust to pay benefits under the Plan, within five (5) days following such Change in Control, the Employer shall establish such a trust and make all contributions (upon the Change in Control and for future years) as required under the previous provisions of this Section 5.D.


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




        E. Payment of Benefits Upon Death of Participant. In the event of the death of a Participant, either before or after benefit payments have commenced under Section 5.A. above, benefit payments called for under this Section 5 will thereafter be made to the Participant's Beneficiary or, if there is no Beneficiary, to the Participant's estate. If a Participant dies before benefit payments have commenced under Section 5.A., any distribution under this Section 5.E. shall be made in a single lump sum payment equal to the Participant's Deferred Compensation Account at the time of his death. If a Participant dies while benefit payments are being made pursuant to Section 5.A. in annual installments, in the discretion of the Plan Administrator, distribution under this Section 5.E. may be made either (i) in a single lump sum payment equal to the Participant's undistributed portion of his Deferred Compensation Account at the time of his death; or (ii) by continuation of the remaining installment payments to the Participant's Beneficiary.

        F. Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the Plan Administrator shall deduct such amounts from such payments and shall transmit the withheld amounts to the appropriate taxing authority.


Section 6. NO FIDUCIARY RELATIONSHIP- Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create any fiduciary relationship between the Employer and any Participant, Beneficiary or any other person.


Section 7. ASSIGNMENT OR ALIENATION - The right of a Participant, Beneficiary or any other person to the payment of a benefit under this Plan may not be assigned, transferred, pledged or encumbered except by Will or by the laws of descent and distribution.


Section 8. PLAN ADMINISTRATION - The Plan Administrator will have the right to interpret and construe the Plan and to determine all questions of eligibility and of status, rights and benefits of Participants and all other persons claiming benefits under the Plan. In all such interpretations and constructions, the Plan Administrator's determination will be based upon uniform rules and practices applied in a nondiscriminatory manner and will be binding upon all persons affected thereby. Subject to the provisions of Section 9 below, any decision by the Plan Administrator with respect to any such matters will be final and binding on all parties. The Plan Administrator will have absolute discretion in carrying out its responsibilities under this Section 8.


Section 9.  CLAIMS PROCEDURE

        A. Filing Claims - Any Participant or Beneficiary entitled to benefits under the Plan may file a claim request with the Plan Administrator.

        B. Notification to Claimant - If a claim request is wholly or partially denied, the Plan Administrator will furnish to the claimant a notice of the decision within ninety (90) days in writing and in a manner calculated to be understood by the claimant, which notice will contain the following information:


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



               (i)    the specific reason or reasons for the denial;

               (ii) specific reference to pertinent Plan provisions upon which the denial is based;

               (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (iv) an explanation of the Plan's claims review procedure describing the steps to be taken by a claimant who wishes to submit his claims for review.

        C. Review Procedure - A claimant or his authorized representative may, with respect to any denied claim:

               (i) request a review upon a written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

               (ii)   review pertinent documents; and

               (iii)  submit issues and comments in writing.

Any request or submission will be in writing and will be directed to the Plan Administrator (or its designee). The Plan Administrator (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

        D. Decision on Review - The Plan Administrator (or its designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits prescribed above, the claim will be deemed denied on review.


Section 10. UNSECURED AND UNFUNDED OBLIGATION - There shall be no contributions required or permitted to be made by any Participant in the Plan. All payments of benefits shall be made directly from the general assets of the Employer, and the right of a Participant or Beneficiary to any payment of such benefits shall be solely that of an unsecured general creditor of the Employer. No assets of the Employer shall be set aside, earmarked, placed in trust or escrow or represented as being specifically set aside to provide for Plan benefits. Notwithstanding any provision of this Section 10, the Employer may, in its discretion, establish a trust to pay all or a portion of the benefits payable under this Plan, provided that the assets of such trust shall remain, at all times, the assets of the Employer subject to the claims of its creditors.



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


Section 11. AMENDMENT AND TERMINATION OF THE PLAN - The Employer reserves the right, by a resolution of the Board, to amend the Plan at any time, and from time to time, in any manner which it deems desirable, provided that no amendment will adversely affect the accrued benefits of any Participant under the Plan. The Employer also reserves the right, by a resolution of the Board, to terminate this Plan at any time without providing any advance notice to any Participant; and in the event of any Plan termination, the Employer reserves the right to then distribute all amounts allocated to Participants' Deferred Compensation Accounts.


Section 12. NO GUARANTEE OF PLAN PERMANENCY - This Plan does not contain any guarantee of provisions for continued service to any Employee, Director or Participant nor is it guaranteed by the Employer to be a permanent plan.


Section 13. GENDER - Any reference in the Plan made in the masculine pronoun shall apply to both men and women.


Section 14. GOVERNING LAW - This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

        IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by a duly authorized officer as of the Effective Date.


                                                   CORNERSTONE BANK



                                                   By: /s/ John Raisbeck
                                                   ----------------------------
                                                   Title: President and CEO




                                        8